UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2010

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio	44125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 753-1490

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2010, Chart Industries, Inc. (the “Company”) and its subsidiary, Chart Industries Luxembourg S.à r.l. (the “Foreign Borrower”) (the Company and the Foreign Borrower, collectively the “Borrowers”) entered into a senior secured credit agreement with JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and several other financial institutions party thereto, providing for a five-year $200 million senior secured credit facility (the “Credit Facility”) consisting of a $65 million term loan, borrowed at closing (the “Term Loan”), and a multicurrency revolving credit facility in an aggregate principal amount of up to $135 million (the “Revolving Credit Facility”). The Credit Facility includes an accordion feature which allows the Company, at its option, to increase the aggregate principal amount of the Term Loan and/or the Revolving Credit Facility by up to an additional $100 million, subject to customary conditions. The Credit Facility replaces the Company’s prior senior secured credit facility and expires on May 18, 2015 (the “Maturity Date”), at which time the Term Loan and the Revolving Credit Facility mature.

The Term Loan amortizes in quarterly principal payments of $1.625 million each, with the remaining balance due on the Maturity Date. The Company used the proceeds of the Term Loan, together with $15 million in cash, to repay the $80 million term loan under its prior senior credit facility referred to below in Item 1.02.

The Revolving Credit Facility includes a $25 million sub-limit for the issuance of swingline loans, which are comparatively short-term loans used for working capital purposes, and a $50 million sub-limit for the issuance of letters of credit. The Revolving Credit Facility also provides for up to $40 million (U.S. equivalent) in foreign currency borrowings and up to $40 million in advances to the Foreign Borrower. At closing, there were $21.8 million in letters of credit issued but no other borrowings outstanding under the Revolving Credit Facility.

Loans under the Credit Facility will bear interest at either LIBOR or the base rate, at the applicable Borrower’s election, plus a spread determined by the Company’s leverage ratio (as described below). At closing, the applicable spread for (a) LIBOR rate loans was 2.75% per annum, with possible future spreads ranging from 2.00% to 3.50% per annum, and (b) base rate loans was 1.75% per annum, with possible future spreads ranging from 1.00% to 2.50% per annum. In addition to interest, the Company is required to pay commitment fees on the unused portion of the Revolving Credit Facility. The commitment fee rate is initially 0.375% per annum and, like the interest rate spreads, is subject to adjustment thereafter based on the Company’s leverage ratio, with possible future spreads ranging from 0.300% to 0.500% per annum.

The Company and its domestic Material Subsidiaries (as defined in the Credit Facility) (subject to certain exemptions, “Guarantors”) guaranty all of the Borrowers’ obligations in connection with the Credit Facility and certain hedging and banking services obligations. The obligations of the Borrowers and the Guarantors under the Credit Facility are also secured by (i) a first priority perfected security interest in and lien on existing and future personal and material real property (subject to certain restrictions) of the Company and each Guarantor and (ii) a pledge of, and a first perfected security interest in, 100% of the equity interests of each of the Company’s existing and future material domestic subsidiaries and 65% of the equity interests of first-tier foreign subsidiaries owned by the Company and each Guarantor (subject to certain restrictions). The Guarantee and Collateral Agreement entered into by the Company, the Guarantors and the Administrative Agent, providing for the foregoing guarantees and security interests in personal property under the Credit Facility, is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference.

The Credit Facility contains covenants that are customary for similar credit arrangements, including covenants relating to financial reporting and notification, payment of indebtedness, taxes and other obligations, and compliance with applicable laws. There are also financial covenants that require the Company to (i) maintain an interest coverage ratio (defined as the ratio of consolidated EBITDA to consolidated interest expense for the four most recent fiscal quarters) of not less than 3.0 to 1.0, (ii) maintain a leverage ratio (defined as the ratio of consolidated total indebtedness (less cash, cash equivalents and short term investments in excess of $20 million) to consolidated EBITDA for the four most recent fiscal quarters) of no greater than 3.25 to 1.0, and (iii) limit annual consolidated capital expenditures to no more than $25 million, plus up to $12.5 million of aggregate unspent carryovers from the two most recent prior years. The Credit Facility also imposes certain customary limitations and requirements on the Company with respect to, among other things, the incurrence of indebtedness and liens, the making of investments, the payment of dividends or making of other restricted payments, mergers, acquisitions and dispositions of assets, and transactions with affiliates.

The Borrowers’ failure to comply with the foregoing covenants, including compliance with the financial ratios, will constitute an event of default (subject, in the case of certain such covenants, to applicable notice and/or grace or cure periods) under the Credit Facility. Other events of default under the Credit Facility include the failure to timely pay principal, interest, fees or other amounts due and owing (subject to applicable grace periods), the occurrence of a change of control, certain breaches or defaults under other indebtedness in an aggregate amount in excess of $15 million, the occurrence of certain bankruptcy or insolvency events, and the breach of representations or warranties in any material respect. The occurrence and continuance of an event of default could result in, among other things, amounts owing under the Credit Facility being accelerated and the Revolving Credit Facility being terminated.

The foregoing description of the Credit Facility is not complete and is qualified in its entirety by reference to the Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference. A copy of the news release announcing the execution of the Credit Facility is furnished with this Current Report on Form 8-K as Exhibit 99.1. All information in the news release is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporated it by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Effective as of May 18, 2010, in connection with the execution of the Credit Facility described in Item 1.01 hereof, the Company terminated its existing $115 million revolving credit facility which was to expire on October 17, 2010 and repaid its existing $80 million term loan which was to expire on October 17, 2012, each outstanding under that certain Credit Agreement dated October 17, 2005, as amended, among the Company, the lenders party thereto and Citicorp North America, Inc., as administrative agent.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated May 18, 2010, among Chart Industries, Inc., Chart Industries Luxembourg S.à r.l., the lenders from time to time party thereto, JPMorgan Chase Bank, N.A. as Administrative Agent, RBS Citizens, National Association, U.S. Bank National Association and Wells Fargo Bank, National Association as Co-Syndication Agents and Bank of America, N.A. as Documentation Agent.

10.2	Guarantee and Collateral Agreement, dated May 18, 2010, among Chart Industries, Inc., certain subsidiaries of Chart Industries, Inc., and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Chart Industries, Inc. News Release, dated May 19, 2010, announcing the execution of the new Credit Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.

Date: May 19, 2010

	By:	/s/ Matthew J. Klaben
Matthew J. Klaben
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated May 18, 2010, among Chart Industries, Inc., Chart Industries Luxembourg S.à r.l., the lenders from time to time party thereto, JPMorgan Chase Bank, N.A. as Administrative Agent, RBS Citizens, National Association, U.S. Bank National Association and Wells Fargo Bank, National Association as Co-Syndication Agents and Bank of America, N.A. as Documentation Agent.

10.2	Guarantee and Collateral Agreement, dated May 18, 2010, among Chart Industries, Inc., certain subsidiaries of Chart Industries, Inc., and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Chart Industries, Inc. News Release, dated May 19, 2010, announcing the execution of the new Credit Facility.

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